Exhibit 10.1

AMENDMENT TO

CENTREPOINTE BUSINESS PARK LEASE AGREEMENT

This Amendment to Centrepointe Business Park Lease Agreement (this “Amendment”) is dated June 7, 2019, between CENTREPOINTE PROPERTIES, LLC, a Utah limited liability company (“Landlord”), and SINTX TECHNOLOGIES, INC, a Delaware corporation (formerly known as Amedica Corporation) (“Tenant”).

The Landlord and Tenant are parties to the Centrepointe Business Park Lease Agreement dated April 21, 2009, as amended (the “Lease”). The parties want to amend the Lease as stated in this Amendment.

The parties therefore agree as follows:

1. Definitions. Capitalized terms used in this Amendment but not otherwise defined have the meanings in the Lease.

2. Reduction of Premises. The Premises are hereby amended and reduced to be 11,689 square feet of Office Area (including kitchen/buffet area) (5,726 square feet on the main floor of the Building, 5,700 square feet on the second floor of the Building, and 263 square feet of kitchen/buffet space in the Building) and approximately 13,993 square feet of Production Area (the Premises, as amended, the “New Premises,” and the portion of the Premises not included in the New Premises, the “Vacated Premises”). The Premises, as amended by this Amendment, are as shown on exhibit A with any ambiguities determined by the Landlord’s architect. The Tenant shall promptly vacate the Vacated Premises. The Tenant shall leave the Vacated Premises in a condition consistent with the vacating obligations of the Tenant at the end of the lease term pursuant to the Lease. Until the earlier to occur of (a) January 1, 2020, and (b) the date a new tenant takes possession of the Vacated Premises, the Tenant remains responsible for the full Building on the terms of the Lease. The Landlord is not entitled to relocate the Tenant to other space within the Building. The Tenant’s right to signage, parking, and other tenant rights that are typically allocated among tenants in a single building will be reduced by 50% so the signage, parking, and other tenant rights can be shared with a future tenant of the Vacated Premises.

3. Amended Term. The Term is amended to end on December 31, 2024, with two five-year Extension Options. Those Extension Options will be on the same terms as in the Lease (modified to be consistent with this Amendment).

4. Amended Base Rent

4.1 Beginning January 1, 2020, the Base Rent is amended to be $16.74 per RSF. On each one-year anniversary of January 1, 2020 thereafter, the amended Base Rent will increase by 3% of the immediately preceding prior year’s amended Base Rent. Notwithstanding the foregoing, if the Vacated Premises are leased by the Landlord and the new tenant begins paying rent for periods before January 1, 2020, the Base Rent for periods prior to January 1, 2020, will be reduced by the amount of rent paid by the new tenant for the Vacated Premises for periods before January 1, 2020, all as reasonably determined by the Landlord.

4.2 For the period beginning on the date of this Amendment and ending December 31, 2019, when the Vacated Premises are fully vacated by the Tenant pursuant to section 2 and ready to be marketed by the Landlord, the Base Rent under the Lease will be reduced by $15,000 per month, prorated on a per-day basis for any short periods.

5. Improvements

5.1 The Landlord shall pay for the following improvements to the New Premises:

(a) Replacement of carpet throughout all areas where there is existing carpet (not to exceed $40 per yard)

(b) Repair of the crack in the lobby floor (photo of location of the crack attached as exhibit B) (The Landlord shall repair (at Landlord’s cost) any material damage to the tile in the lobby floor arising from the problem causing the existing crack or resulting from the repair.)

(c) Separation of the New Premises from the Vacated Premises (The parties agree that a separate doorway into the server room located in the Vacated Premises will not be initially installed while the Vacated Premises is vacant. At such time as the Vacated Premises is leased to a third party, Landlord shall seek to maintain access to the server room for Tenant. If Landlord is unable to do so, then Landlord shall install a doorway from the second floor lobby into the server room providing Tenant access to the server room.)

5.2 The Tenant shall perform and pay for the following improvements to the New Premises:

(a) Repair to good working order and condition the entire sidewalk snow-melt system

(b) Repair and service to good working order and condition the building’s HVAC system

(c) Additional improvements for a research and development lab as described on exhibit C

5.3 The Landlord and the Tenant shall each pay half of the following improvements to the Premises:

(a) Separating the security system and IT network in the Building to accommodate multiple tenants in the Building

5.4 The Tenant shall manage (at no cost) all the improvements in this section 5, except that all improvements to be paid for (in whole or in part) by the Landlord must be approved in writing by Landlord before the expense is incurred. The Landlord shall not unreasonably withhold or delay that consent. Section 12 (Alternations) of the Lease applies to the improvements contemplated by this section 5.

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6. Other Covenants

6.1 Amended Utilities Obligation. The parties acknowledge that, pursuant to section 15 of the Lease, the Tenant paid utilities directly. After this Amendment, the Tenant shall promptly send all utilities invoices to the Landlord and appropriately notify the utilities providers to send future invoices to the Landlord. The Landlord shall pay those utilities invoices, and the amount allocable to the Tenant pursuant to the Lease will be included in Additional Rent.

6.2 Exterior Light Service. The Landlord shall cause the exterior lighting system to be serviced quarterly. The appropriate portion of the cost of that service will be included in Additional Rent.

6.3 Tenant Access to Premises. The Tenant may install and maintain security systems, IT equipment, and conduits and other similar measures as necessitated by Tenant’s internal and customer security and program requirements. Prior to accessing any part of the Building other than the New Premises, the Tenant shall give the Landlord three days prior written notice and shall use reasonable efforts to minimize the impact on other tenants in the Building.

7. Conforming Modifications. The Lease is amended to be consistent with this Amendment and to provide that it will be a breach of the Lease if a party fails to comply with the terms of this Amendment. If there is a conflict between the terms of this Amendment and any term in the Lease, the terms of this Amendment will control. Except as specifically set forth in this Amendment, all terms of the Lease remain unmodified and in full force and effect. Any reference to the Lease after the date of this Amendment is deemed to be a reference to the Lease as amended by this Amendment.

8. General Provisions

8.1 Entire Agreement. This Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. The provisions of this Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. There are no conditions precedent to the effectiveness of this Amendment other than those expressly stated in this Amendment.

8.2 Counterparts; Facsimile and Electronic Signatures. The parties may sign this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of a signed counterpart signature page by facsimile or electronically is as effective as signing and delivering this Amendment in the presence of the other parties to this Amendment. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Amendment, a party must produce or account only for the signed counterpart of the party to be charged.

8.3 Interpretation. This Amendment will not be construed in favor of or against any party because of authorship or for any other reason.

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The parties are signing this Amendment to Centrepointe Business Park Lease Agreement on the date stated in the introductory paragraph.

CENTREPOINTE PROPERTIES, L.L.C.

By:	/s/Corey Brand
Name:	Corey Brand
Title:	Manager

SINTX TECHNOLOGIES, INC

By:	/s/David Obrien
Name:	David Obrien
Title:	Vice President, General Manager

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Exhibit A

The New Premises

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Exhibit B

Photo of Crack in the Lobby Floor

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Exhibit C

Additional Improvements to be Installed by Tenant

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